UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2015

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Appointment of Principal Officers.

Resignation of Chief Executive Officer

On November 18, 2015, Kurt Busch resigned as President and Chief Executive Officer of Lantronix, Inc. (the “Company”). Mr. Busch also resigned as a member of the Board of Directors (the “Board”) of the Company and withdrew himself as a nominee for director at the Company’s Annual Meeting of Stockholders scheduled to be held on November 19, 2015. The Board accepted the resignation from Mr. Busch.

Pursuant to the terms of his existing employment agreement, Mr.Busch will be entitled to receive a payment of $271,191 in connection with the execution of a release of all claims by Mr. Busch in favor of the Company.

Appointment of Interim Chief Executive Officer

On November 18, 2015, the Board appointed Jeremy Whitaker, age 45, as interim Chief Executive Officer of the Company, while the Board finalizes the search for a new Chief Executive Officer. Mr. Whitaker will continue to serve as Chief Financial Officer of the Company, a position he has held since September 2011. Before joining the Company as Chief Financial Officer, Mr. Whitaker served as Vice President, Corporate Controller at Mindspeed Technologies, a supplier of semiconductor solutions for network infrastructure applications, from January 2011 to September 2011. Prior to that, Mr. Whitaker served in a number of finance and accounting roles at Lantronix, including as Vice President of Finance and Accounting from September 2010 to January 2011, Senior Director of Finance and Accounting from February 2006 to September 2010, and Director of Finance and Accounting from August 2005 to February 2006. Prior to August 2005, Mr. Whitaker held vice president and director level finance and accounting positions with two publicly-traded companies, and worked in the assurance practice for six years at Ernst & Young LLP. Mr. Whitaker earned a Bachelor of Arts in business administration with a concentration in accounting from the California State University at Fullerton and a Master of Science degree in accountancy from the University of Notre Dame’s Mendoza College of Business.

Mr. Whitaker will continue to be paid an annual salary of $245,000 and be eligible to participate in the Company’s annual bonus program under which he is eligible to receive bonus payments upon the achievement of certain performance objectives, with a target bonus of 55% of his base salary.

Pursuant to his existing employment agreement, Mr. Whitaker will continue to be eligible for a severance payment equal to six months base salary plus 50% of the bonuses earned by Mr. Whitaker during the twelve months prior to termination if Mr. Whitaker’s employment is terminated involuntarily by the Company without cause absent a change in control. The severance agreement also provides for a “double trigger” severance payment if following a change in control Mr. Whitaker is terminated involuntarily or resigns for good reason, each as defined in the agreement, equal to: (i) twelve months base salary if at the time of the change in control the Company’s market capitalization is greater than $50 million, or (ii) six months base salary if at the time of the change in control the Company’s market capitalization is $50 million or less.

Item 8.01.	Other Events.

On November 18, 2015, the Company issued a press release regarding the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 18, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Interim Chief Executive Officer & Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 18, 2015

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